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                                                                    EXHIBIT 99.1



                                  CERTIFICATION

        Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), Richard P. Thompson, Chief Executive Officer of Aradigm Corporation (the "Company"), and Thomas C. Chesterman, Senior Vice President and Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

        The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

        IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 8th day of November, 2002.


                                         /s/ RICHARD P. THOMPSON
                                         ----------------------------
                                         RICHARD P. THOMPSON
                                         CHIEF EXECUTIVE OFFICER


                                         /s/ THOMAS C. CHESTERMAN
                                         ----------------------------
                                         THOMAS C. CHESTERMAN
                                         SENIOR VICE PRESIDENT AND
                                         CHIEF FINANCIAL OFFICER